Exhibit 99.1

VERB’s CEO ADDRESSES STOCKHOLDERS IN YEAR-END LETTER

Los Alamitos, Calif. and Las Vegas, NV (December 27, 2023) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the company behind MARKET.live, the innovative multi-vendor, multi-presenter livestream social shopping platform, announces today that VERB CEO Rory J. Cutaia has issued a year-end letter to its stockholders, published in its entirety below.

Dear Verb Stockholders

As the year draws to a close, I wanted to take this opportunity to thank you all for your continuing support, to reflect on the events of the past year, including the enormous challenges we faced together, as well as the accomplishments, of which there have been many, and share a glimpse of our exciting path forward in 2024 and beyond.

2023 began with our Board and senior management team already engrossed in the all-consuming process of selling our SaaS business division assets, an almost 9-month long endeavor, marked by endless business presentations, ongoing due diligence and negotiation sessions, as well as associated legal, accounting, and regulatory matters, culminating in an offer from the successful bidder that was accepted by our Board.

Following the closing of the sale last June, we began in earnest to focus all of our energies and resources on our MARKET.live livestream social selling business with our newly constituted management team that was now comprised of approximately 80 fewer people than we had before the sale.

And yet, this newly energized team accomplished more in the past 6 months than we had in what feels like the prior 2 years combined. Here is a list of most, but not all of the accomplishments and achievements our management team has delivered in just the 6-month period following the sale:

●	Operational Excellence:

	○	Seamlessly transitioned into new roles, updated policies and procedures, and operationalized our business for scalable, measurable growth.

●	Digital Transformation:

	○	Launched a new cutting-edge website at verb.tech and introduced a new IR interface for an enhanced user experience.

●	Strategic Relocation:

	○	Negotiated an early termination of our high-priced Newport Beach office lease, as the office was no longer needed for our new business focus, and moved to a far more cost-effective, and more use-appropriate office/studio in Los Alamitos, boasting a new livestream studio facility with multiple sets, and bringing us closer to the Los Angeles influencer/creator talent pool.

●	Creative Spaces:

○ Pioneered our first creator room, fostering innovation and collaboration within the creator community as well as within our own team.

●	Cultural Inclusivity:

○ Expanded our target audience with the addition of our first Spanish-speaking host.

●	New Recurring Revenue Vertical:

○ Launched a new recurring revenue line of business through dropship program subscriptions, complete with a new, highly effective, data driven dedicated landing page, a national TV campaign, and a comprehensive end-to-end sales funnel featuring top products.

●	Affiliate and Creator Partnerships:

○ Partnered with a renowned brand to facilitate the drop-shipping business, that also provides a diverse inventory for TikTok affiliates and creators.

●	Created New Strategic Relationships:

○	Shopify:

	■	Became one of the first companies to commercially launch the post-beta version of a new Shopify program, solidifying MARKET.live as a hub for seamless inventory and ecommerce synchronization with any of the hundreds of thousands of retailers using Shopify’s ecommerce solution.

○	TikTok:

	■	Integrated MARKET.live with TikTok and within a few short weeks climbed the ranks to become one of the most popular video selling producers.
	■	Developed and launched a unique, custom integration for our TikTok shop, allowing us to manage multiple sellers and stores across different categories positioning us for exponential growth while staying compliant with TikTok’s exceedingly stringent rules.

■	Exclusive Access on TikTok:

	●	Invited into exclusive categories on TikTok, granting us early access to sell popular items ahead of the competition.

	●	Among the first companies to receive ‘TikTok Studio’ access, enhanced capability, by invitation only, that allowed us to integrate our livestream multicast programming capabilities with TikTok.

	●	Innovative Initiatives:

	○	Launched an exclusive partnership program with TikTok pursuant to which MARKET.live sellers’ products are delivered to newly constructed TikTok warehouses and distribution centers, from which TikTok manages the actual fulfillment and shipping of MARKET.live sellers’ products at either dramatically reduced costs, or in some cases, free of charge.

■	TikTok Key Account Status:

	●	Positioned to earn the ‘TikTok Key Account’ designation in 2024, unlocking unprecedented access and opportunities.

●	Live Streaming Prowess:

	○	MARKET.live was selected by MyPillow’s Mike Lindell for his return to live selling with back-to-back shows.

●	Strategic Expansion:

	○	Actively adding new merchants and vendors weekly, expanding our ecosystem. More than 70 new merchants added in the just the past 8 weeks, with more added every week.

●	Top-Tier Talent:

	○	Welcomed a new mega-merchandiser, elevating our vision and enhancing our product procurement capabilities for accelerated growth in 2024.

●	Audience Segmentation:

	○	Building two distinct MARKET.live channels, segmented by target demographic, to capitalize on the “Under - 40” social media trends, positioning ourselves for accelerated growth among the fastest growing social selling demographic.

●	Balance Sheet Enhancement:

	○	In the past 6 months, we paid-down approximately $5.5 million in debt, representing a 66% reduction.

●	NASDAQ Compliance:

	○	We believe the massive reduction in debt coupled with our drastically reduced overhead, among other planned initiatives, should allow us to regain compliance with Nasdaq’s minimum shareholder equity requirements.

●	Cost Control Initiatives Driving Efficiencies:

	○	Our newly constituted finance department procedures and processes provides far greater visibility and corresponding controls and accountability over every cost center of the business, driving operational excellence.

As we disclosed earlier this year, we executed a letter of intent to acquire certain revenue generating assets we believed were complimentary to our MARKET.live business objectives from certain parties with whom we were engaged for other aspects of our MARKET.live business. However, after many months of due diligence, we concluded that the opportunity, as well as the relationship were not the right fits for our business, and we recently terminated both.

As we began the relationship with TikTok and launched our technology integration, we experienced almost immediate, rapid growth, recognized by TikTok, as referenced above, as being among the top producers. However, that growth revealed flaws in a key partner’s supply chain whose capabilities fell far short of their representations. This forced us to pull back for almost 10 weeks while we sourced replacement suppliers and finalized other partnerships we had been working on.

Fortunately, those new relationships are now in place, required technology integrations complete, and performance capabilities tested, allowing us to look forward to 2024 with great optimism and excitement. Especially so now, as our team experienced first-hand how rapidly the growth came once we completed the technology integration with TikTok and opened the faucet. Within a few short weeks we had developed a stable of more than 1600 TikTok affiliates who signed on to sell MARKET.live vendors’ products. With the new vendor and supplier relationships in place, we are now beginning to rebuild that stable of TikTok affiliates, which could be akin to a massive army of sales reps, selling MARKET.live products to their own fans and followers.

Of course I recognize that we are all disappointed with the current share price caused by a combination of unprecedented, prolonged poor capital markets conditions and the corresponding machinations of bad actors. However, share price has very little to do with the value a strategic buyer places on the business in a sale. Accordingly, while we have virtually no control over market conditions and the share price, we do have control over the intrinsic value we are creating as evidenced by the long list of achievements detailed above. As such, we believe our long-term investors may have an opportunity to generate returns that are not reflected in the share price alone.

These achievements represent our relentless pursuit of excellence and innovation as well as our unstoppable determination and perseverance to overcome any obstacle, and any challenge, and there have been many. As we begin 2024, we are primed for the success we and you have surely earned and deserve.

Thank you for your continued trust and confidence and as I’ve said many times before, we will continue to earn it every day.

Thank you and god bless.

Rory

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), is a market leader in interactive video-based sales applications. The Company’s MARKET.live platform is a multi-vendor, multi-presenter, livestream social shopping destination at the forefront of the convergence of ecommerce and entertainment, where hundreds of retailers, brands, creators and influencers can monetize their base of fans and followers across social media channels. The Company is headquartered in Las Vegas, NV and operates creator studios in Los Alamitos, California and Philadelphia, PA.

Follow VERB AND MARKET.LIVE here:

TikTok: https://www.tiktok.com/@market.live_official

Facebook: https://www.facebook.com/market.liveofficial

Instagram: https://www.instagram.com/market.liveofficial/

LinkedIn: https://www.linkedin.com/company/verb-tech/

YouTube: https://www.youtube.com/@market.liveofficial

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations:

investors@verb.tech

Media Contact:

info@verb.tech